As filed with the Securities and Exchange Commission on April 22, 1994

                                            Registration No. 33-

             SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                        TIME WARNER INC.
     (Exact name of registrant as specified in its charter)
      DELAWARE                            13-1388520
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)        Identification Number)
                        75 Rockefeller Plaza
                       New York, New York  10019
          (Address of Principal Executive Offices)(Zip Code)

                TIME WARNER INC. 1994 STOCK OPTION PLAN
                       (Full title of the Plan)

                       Peter R. Haje, Esq.
          Executive Vice President and General Counsel
                         Time Warner Inc.
                       75 Rockefeller Plaza
                     New York, New York 10019
                (Name and Address of agent for service)
                         (212) 484-8000
      (Telephone number, including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE

                                  Proposed      Proposed
                                  Maximum       Maximum
Title of                          Offering      Aggregate    Amount of
Securities to    Amount to be     Price Per     Offering     Registration
be Registered    Registered (1)   Share (2)     Price (2)    Fee

Common Stock,
par value $1.00
per share (3)     5,675,170       $37.89(2)   $215,065,508   $74,161.04


(1) This Registration Statement also relates to an indeterminate number of additional shares of Common Stock issuable pursuant to anti-dilution and adjustment provisions of the above referenced plan.

(2) Calculated pursuant to Rule 457(c) and (h), based on the price at which outstanding options to purchase shares of the Registrant's Common Stock registered hereby are exercisable and on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape for April 19, 1994, on which day such average was $37.00, for the remainder of the shares registered hereby.

(3) This Registration Statement also pertains to Rights to Purchase Series A Participating Cumulative Preferred Stock ("Rights") of the Registrant.
  Upon the occurrence of certain prescribed events, one Right will be issued for each share of Common Stock. Until the occurrence of such events, the Rights are not exercisable, will be evidenced by the certificates for the Common Stock and will be transferred along with and only with the Common Stock.

                                     PART II


Item 3.       Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 1-8637) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference in this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1993;

         2. The Registrant's Current Report on Form 8-K dated January 20, 1994;

         3. The description of the Registrant's Common Stock contained in Item 4 of its Registration Statement on Form 8-B filed with the Commission on December 8, 1983 pursuant to Section 12(b) of the Exchange Act, as amended from time to time; and

         4. The description of the Registrant's Rights to purchase Series A Participating Cumulative Preferred Stock, par value $1.00 per share, contained in Item 1 of its Registration Statement on Form 8-A filed with the Commission on January 21, 1994 pursuant to Section 12(b) of the Exchange Act.

        All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        The consolidated financial statements of the Registrant and its subsidiaries for the year ended December 31, 1993, included in the Registrant's Annual Report on Form 10-K have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein and in the Prospectus related hereto by reference. Such consolidated financial statements are incorporated herein and in the Prospectus related hereto by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        Legal matters in connection with the Common Stock offered hereby has been passed upon for the Registrant by Thomas W. McEnerney, Vice President and Associate General Counsel of the Registrant, 75 Rockefeller Plaza, New York, New York 10019. Mr. McEnerney beneficially owns less than .1% of the Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law
(the "DGCL") provides that a corporation may indemnify its directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

        Article VI of the Registrant's By-laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or any predecessor of the Registrant or was serving at the request of the Registrant as a director, officer or employee of any other enterprise.

        Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1, Article X of the Restated Certificate of Incorporation of the Registrant eliminates the liability of directors to the extent permitted by Section 102(b)(7).

        The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Article VI of such By-laws and Section 1, Article X of such Restated Certificate of Incorporation, as applicable.

        The Registrant's Directors' and Officers' Liability and Reimbursement Insurance Policy is designed to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification. Such policy has coverage of $50,000,000.

Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.

        The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9.  Undertakings.

        (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                   (i)  To include any prospectus required
                        by Section 10(a)(3) of the
                        Securities Act of 1993;

                   (ii) To reflect in the prospectus any
                        facts or events arising after the
                        effective date of the Registration
                        Statement (or the most recent post-
                        effective amendment thereof) which,
                        individually or in the aggregate,
                        represent a fundamental change in
                        the information set forth in the
                        Registration Statement; and

                 (iii)  To include any material information
                        with respect to the plan of
                        distribution not previously
                        disclosed in the Registration
                        Statement or any material change to
                        such information in the Registration
                        Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City and State of New York, on April 22, 1994.

                                  TIME WARNER INC.


                                   By: /s/Bert W. Wasserman
                                   Name:  Bert W. Wasserman
                                   Title: Executive Vice President and
                                          Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 22, 1994 in the capacities indicated.


         Signature                            Title
(i) Principal Executive Officer:


                 *
        (Gerald M. Levin)              Director, Chairman of the Board,
                                       President and Chief Executive Officer


(ii) Principal Financial Officer:


     /s/ Bert W. Wasserman
        (Bert W. Wasserman)            Executive Vice President
                                       and Chief Financial Officer


(iii) Principal Accounting Officer:


     /s/ David R. Haas
        (David R. Haas)                Senior Vice President and
                                       Controller


(iv) Directors:


                 *
          (Merv Adelson)


                 *
     (Lawrence B. Buttenwieser)


                  *
       (Hugh F. Culverhouse)


                  *
       (Edward S. Finkelstein)


                  *
      (Beverly Sills Greenough)


                  *
           (Carla Hills)


                  *
          (David T. Kearns)


                  *
            (Henry Luce III)

                  *
            (Reuben Mark)


                  *
         (J. Richard Munro)


                  *
        (Richard D. Parsons)


                  *
         (Donald S. Perkins)


                  *
       (Raymond S. Troubh)


                  *
        (Francis T. Vincent, Jr.)

Constituting a majority of the
Board of Directors


*By: /s/ Bert W. Wasserman
        (Bert W. Wasserman)
        (Attorney-in-Fact)

*Pursuant to Powers of Attorney
dated as of April 11, 1994

                                  EXHIBIT INDEX



Exhibit
Number                        Description                             Page


4.1   Restated Certificate of Incorporation of the Registrant, as
      filed with the Secretary of State of the State of Delaware on May 26, 1993 (which is incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on
      Form 10-Q for the quarter ended June 30, 1993
      (File No. 1-8637) (the "Second Quarter 1993 Form 10-Q")).         *

4.2   Specimen certificate of Common Stock, par value $1.00 per
      share, of the Registrant (which is incorporated herein by
      reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 (File
      No. 1-8637)).                                                     *

4.3  Indenture dated as of March 15, 1993 between the Registrant and Chemical Bank, as Trustee, relating to the 8 3/4%
     Convertible Subordinated Debentures due 2015 of the Registrant
     (which is incorporated herein by reference to Exhibit 4.4 to the Registrant's Annual Report on Form 10-K for the year ended
     December 31, 1992 (File No. 1-8637) (the "1992 Form 10-K")).        *

4.4  Specimen Certificate of the Registrant's 8 3/4% Convertible
     Subordinated Debentures due 2015 (which is incorporated herein
     by reference to Exhibit 4.5 to the 1992 Form 10-K).                 *

4.5  First Supplemental Indenture dated as of June 15, 1993, between the Registrant and Chemical Bank, as Trustee, to the Indenture
     dated as of January 15, 1993, between the Registrant and
     Chemical Bank, as Trustee, including as Exhibit A the form of
     Liquid Yield Option Note) due 2013 (which is incorporated
     herein by reference to Exhibit 4 to the Second Quarter
     1993 Form 10-Q).                                                   *

4.6  By-laws of the Registrant, as amended through March 18, 1993
     (which is incorporated herein by reference to Exhibit 3.4
     to the Registrant's 1992 Form 10-K).                               *

4.7 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Rights and Qualifi-cations of Series A Participating Cumulative Preferred Stock of
     the Registrant as filed with the Secretary of State of the Sate of Delaware on January 26, 1994 (which is incorporated herein by reference to Exhibit 3.(i)(c) to the Registrant's Annual Report
     on Form 10-K for the year ended December 31, 1993 (File
     No. 1-8637)).                                                       *

4.8  Rights Agreement dated as of January 20, 1994 between the
     Registrant and Chemical Bank, as Rights Agent (which is
     incorporated herein by reference to Exhibit 4(a) to the
     Registrant's Current Report on Form 8-K dated January 20, 1994).    *

5. Opinion of Thomas W. McEnerney, Esq. regarding the legality of the securities being registered.









23.1   Consent of Ernst & Young, independent auditors.

23.2   Consent of Thomas W. McEnerney, Esq. (included in Exhibit 5).

24.1   Powers of Attorney dated as of April 11, 1994.




* Incorporated by reference.


     The Registrant hereby agrees to furnish to the Securities and Exchange Commission at its request copies of long-term debt instruments defining the rights of holders of the Registrant's outstanding long-term debt that are not required to be filed herewith.